Exhibit 99.1

Nutanix Reports Selected Preliminary Second Quarter Fiscal 2023 Financial Results

Reports 23% YoY ACV Billings Growth and Record Free Cash Flow Margin
Raises Fiscal Year 2023 Revenue and ACV Billings Guidance

SAN JOSE, Calif.--(BUSINESS WIRE)--March 6, 2023--Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced selected preliminary financial results for its second quarter ended January 31, 2023. All financial results for the second quarter ended January 31, 2023, and related comparisons to prior periods included in this release have not been reviewed or audited, are based on the Company's estimates, and were prepared prior to the completion of the Company's financial statement close process.

“We delivered a solid second quarter financial performance against an uncertain macro backdrop, underpinned by the strength of our subscription-based business model,” said Rajiv Ramaswami, President and CEO of Nutanix. “The value proposition of our platform is resonating with customers as they look to tightly manage their IT and cloud costs while modernizing their data centers and adopting hybrid multicloud operating models.”

“Our second quarter results demonstrated a good balance of topline performance and profitability with 23% year-over-year ACV billings growth and record free cash flow margin,” said Rukmini Sivaraman, CFO of Nutanix. “We continue to execute on our growing base of subscription renewals and remain focused on sustainable, profitable growth.”

Additionally, Company management discovered that certain evaluation software from one of its third-party providers was instead used for interoperability testing, validation and customer proofs of concept over a multi-year period. The Audit Committee commenced an investigation into this matter, which is still ongoing, with the assistance of outside counsel. The Company does not believe that this will have a significant impact on the fundamentals of its business and overall prospects.

The Company is in the process of assessing the financial reporting impact of this matter and it is likely that additional costs would be incurred to address the additional use of the software. As a result, the Company has not provided financial information regarding expenses in its second quarter fiscal 2023 preliminary results, or in its outlook for the third quarter or full fiscal year 2023.

While the Company is working to complete its review of this matter as soon as possible, it does not expect to be able to file its Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, on time or following the 5-day prescribed extension period allowed under 12b-25.

Preliminary Selected Second Quarter Fiscal 2023 Financial Summary

	Q2 FY’23	Q2 FY’22	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$267.6 million	$217.9 million	23%
Annual Recurring Revenue (ARR)[2]	$1.38 billion	$1.04 billion	32%
Average Contract Term[3]	3.0 years	3.1 years	(0.1) year
Revenue[4]	$486.5 million	$413.1 million	18%
Net Cash Provided by Operating Activities	$74.1 million	$25.8 million	$48.3 million
Free Cash Flow	$63.0 million	$17.2 million	$45.8 million

A reconciliation of free cash flow and net cash provided by operating activities, which is the most directly comparable GAAP financial measure, is provided in the table of this press release.

Recent Company Highlights

● Announced Availability of AOS™ 6.6: Nutanix announced the availability of its AOS™ 6.6 software release, bringing enhanced data services and simplified networking and security to the Nutanix Cloud Platform.
● Announced Details for .NEXT 2023 User Conference: Nutanix announced the details of its annual .NEXT user conference. For the first time in three years, the conference will be held in person, in Chicago, IL on May 9-10, 2023. You can register here.
● Investor Day Update: In light of the expected delayed filing, Nutanix is rescheduling its Investor Day, which it now anticipates will be held in the summer of 2023. The Company will announce a specific date once it is confirmed.

Third Quarter Fiscal 2023 Outlook

ACV Billings	$220 - $225 million
Revenue	$430 - $440 million

Fiscal 2023 Outlook

ACV Billings	$905 - $915 million
Revenue	$1.80 - $1.81 billion

In addition, the Company is reaffirming the guidance it previously provided regarding its expectations of $100 to $125 million of free cash flow for fiscal year 2023.

Supplementary materials to this press release, including the second quarter fiscal 2023 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s second quarter fiscal 2023 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix’s ongoing transition to a subscription-based business model.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: free cash flow, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Average Contract Term. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ACV Billings is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our business during our transition to a subscription-based business model because it takes into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Free cash flow is not a substitute for net cash provided by (used in) operating activities. There is no GAAP measure that is comparable to ACV Billings, ARR, or Average Contract Term, so we have not reconciled the ACV Billings, ARR, or Average Contract Term data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of free cash flow and net cash provided by operating activities included below in the table captioned “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, vision, objectives, and outlook (including our growth plan) as well as our ability to execute thereon successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results (including our third quarter fiscal 2023 outlook, our fiscal 2023 outlook, our expectations regarding the resolution of the Audit Committee investigation, the impact of such investigation on our financial statements, and our expectations regarding sustainable, profitable growth); our plans for, and the timing of, any current and future business model transitions, including our ongoing transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transitions successfully and in a timely manner, and the short-term and long-term impacts of such transitions on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships and address macroeconomic supply chain shortages, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; the timing and potential impact of the COVID-19 pandemic on the global market environment and the IT industry, as well as on our business, operations and financial results, including the changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; and our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; delays or unexpected accelerations in our current and future business model transitions; delays in our ability to complete the Audit Committee investigation and finalize our financial results in a timely manner; the risk that the Audit Committee investigation identifies errors, which may be material, in the Company’s historical financial results; the finalization of management’s assessment of the effectiveness of the Company’s internal controls and procedures and disclosure controls and procedures and the potential for material weakness in the Company’s internal controls over financial reporting; the potential for delisting, legal proceedings or government investigations or enforcement actions relating to the subject of the Audit Committee investigation or inability to finalize financial results in a timely manner; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty, including supply chain issues; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions, attrition among sales representatives or other employees; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2022 and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022 filed with the SEC on December 7, 2022. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making clouds invisible, freeing customers to focus on their business outcomes. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their hybrid multicloud environments. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2023 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

Preliminary Reconciliation of Revenue to Billings (Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2023	2022	2023
	(in thousands)
Total revenue	$413,081	$486,495	$791,598	$920,104
Change in deferred revenue	51,460	42,602	70,968	78,723
Total billings	$464,541	$529,097	$862,566	$998,827
Preliminary Disaggregation of Revenue and Billings (Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2023	2022	2023
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$374,744	$450,948	$712,645	$853,872
Non-portable software revenue	14,542	10,875	28,879	18,658
Hardware revenue	1,753	1,230	3,916	1,854
Professional services revenue	22,042	23,442	46,158	45,720
Total revenue	$413,081	$486,495	$791,598	$920,104
Disaggregation of billings:
Subscription billings	$427,404	$494,363	$786,727	$935,793
Non-portable software billings	14,542	10,875	28,879	18,658
Hardware billings	1,753	1,230	3,916	1,854
Professional services billings	20,842	22,629	43,044	42,522
Total billings	$464,541	$529,097	$862,566	$998,827

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Preliminary Annual Contract Value Billings and Annual Recurring Revenue (Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2023	2022	2023
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$217,850	$267,622	$390,487	$483,142
Annual Recurring Revenue (ARR)	$1,042,194	$1,377,713	$1,042,194	$1,377,713
Preliminary Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings (Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2023	2022	2023
	(in thousands)
Subscription revenue	$374,744	$450,948	$712,645	$853,872
Change in subscription deferred revenue	52,660	43,415	74,082	81,921
Subscription billings	$427,404	$494,363	$786,727	$935,793

Professional services revenue	$22,042	$23,442	$46,158	$45,720
Change in professional services deferred revenue	(1,200)	(813)	(3,114)	(3,198)
Professional services billings	$20,842	$22,629	$43,044	$42,522
Preliminary Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2023	2022	2023
	(in thousands)
Net cash provided by operating activities	$25,767	$74,094	$32,706	$139,607
Purchases of property and equipment	(8,546)	(11,080)	(17,390)	(30,782)
Free cash flow	$17,221	$63,014	$15,316	$108,825

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com